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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     /X/ Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          SEARCH CAPITAL GROUP, INC.
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                (Name of Registrant as Specified in its Charter)

                                NOT APPLICABLE
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     /X/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[SEARCH CAPITAL GROUP, INC. LETTERHEAD]



                               October 9, 1996

Dear Stockholder:

        Hopefully, by now you have received the Proxy Statement Supplement dated September 30, 1996, and, if you failed to vote previously, we urge you to vote now. October 24, 1996 is quickly approaching and we need your vote before that meeting in order for your vote to be counted.

        To date, we have received far more proxies authorizing votes in favor of the Proposal to amend our 1994 Employee Stock Option Plan (Proposal 1) than are needed for approval of that Proposal. A sufficient number of proxies authorizing votes in favor of the other two proposals, one to adopt the Clarifying Amendments to the terms of our 9%/7% Convertible Preferred Stock (Proposal 2) and the other to approve the one for eight "reverse" stock split (Proposal 3), have to-date been received for all shares necessary for approval of those Proposals except for the 66-2/3% vote required from all outstanding shares of the 9%/7% Convertible Preferred Stock.

        The vast majority of the proxies of the shares of 9%/7% Convertible Preferred Stock received to-date are directing votes in favor of Proposals 2 and 3. We are very concerned, however, that proxies for only 54% of the outstanding shares of the 9%/7% Convertible Preferred Stock have been received while 66-2/3% of those shares are required for approval of Proposals 2 and 3.

        Approval of the Clarifying Amendments to the terms of our 9%/7% Convertible Preferred Stock (Proposal 2) are critical to enable Search to complete the acquisition of U.S. Lending Corp. The Reverse Stock Split (Proposal 3) will not only allow your stock to qualify for listing on the NASDAQ National Market System but, hopefully, will make the stock more attractive to large institutional investors and get them to invest in Search - both critical in my opinion to increase stock value.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF PROPOSAL 3. NINE OF THE ELEVEN MEMBERS OF THE BOARD OF DIRECTORS, INCLUDING MYSELF AS CEO,
                      RECOMMEND APPROVAL OF PROPOSAL 2.


        Your vote is very important. Please sign and return your proxy as soon as possible if you have not already done so. If you need another proxy card, please contact our Investor Relations Department at (800) 725-6673 or the Company's proxy solicitation firm, MacKenzie Partners, Inc., at (800) 322-2885.

        Thank you for your support

                                              Sincerely,



                                              /s/ GEORGE C. EVANS

                                              George C. Evans